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                ENVIRONMENTAL COMPLIANCE AND INDEMNITY AGREEMENT
                ------------------------------------------------

         This Environmental Compliance and Indemnity Agreement (hereinafter, the "Environmental Indemnity" or "Agreement") is given pursuant to the terms and conditions of a certain Loan Agreement (hereinafter, the "Loan Agreement") dated January 30, 2004 by and among CEDAR SHOPPING CENTERS PARTNERSHIP, L.P., a Delaware limited partnership having an address at 44 South Bayles Avenue, Port Washington, New York 11050 (hereinafter, the "Borrower"), Fleet National Bank and the other lending institutions which are or become parties to the Loan Agreement (Fleet National Bank and the other lending institutions which are or become parties to the Loan Agreement are collectively referred to as the "Lenders" and individually as the "Lender"), and Fleet National Bank, a national banking association having an address at 100 Federal Street, 8th Floor, Boston, Massachusetts 02110, as Agent (hereinafter, together with any successors and assigns thereof, the "Agent"). Capitalized terms used herein which are not otherwise specifically defined shall have the same meaning herein as in the Loan Agreement.

         As used herein:

         A. The term "Environmental Legal Requirements" shall mean all applicable present or future federal, state, county and local laws, by-laws, rules, regulations, codes and ordinances, or any judicial or administrative interpretations thereof, and the requirements of any governmental agency or authority having or claiming jurisdiction with respect thereto, applicable to the regulation or protection of the environment, the health and safety of persons and property and all other environmental matters and shall include, but not be limited to, all orders, decrees, judgments and rulings imposed through any public or private enforcement proceedings, relating to Hazardous Materials or the existence, use, discharge, release, containment, transportation, generation, storage, management or disposal thereof, or otherwise regulating or providing for the protection of the environment applicable to the Property and relating to Hazardous Materials, or to the existence, use, discharge, release or disposal thereof. Environmental Legal Requirements presently include, but are not limited to, the following laws: Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. 59601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. 51801 et seq.), the Public Health Service Act (42 U.S.C. 5300(f) et seq.), the Pollution Prevention Act (42
U.S.C. 513101 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. 5136 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss.6901 et seq.), the Federal Clean Water Act (33 U.S.C. ss.1251 et seq.), The Federal Clean Air Act (42 U.S.C. 57401 et seq.), the Pennsylvania Solid Waste Management Act, 35 P.S. ss.6018.101 et seq. and/or Pa. Code ss.75.260 and 75.261, the Pennsylvania Hazardous Sites Cleanup Act, 35 P.S. ss.6020.101 et seq., the Clean Streams Law, 35 P.S. ss.691.1 et seq., and the Storage Tank and Spill Prevention Act, 35 P.S. ss.6021.101 et seq.

         B. The term "Hazardous Materials" shall mean asbestos, mold, flammable materials, explosives, radioactive or nuclear substances, polychlorinated biphenyls, other carcinogens, oil and other petroleum products, radon gas, urea formaldehyde, chemicals, gases, solvents, pollutants, contaminants, and any other hazardous or toxic materials, wastes and substances which are defined, determined or identified as such in any present or future federal, state or local laws, by-laws, rules, regulations, codes or ordinances or any judicial or administrative interpretation thereof.

         C. The term "Property" shall mean the land located at the intersection of Route 255 and Commons Drive, Sandy Township, Clearfield County, Pennsylvania.


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         D. The term "Surrounding Property" shall mean any property located within one hundred (100) feet of the perimeter of the Property.

         E. The term "Guarantor" shall mean, jointly and severally, Cedar Dubois, LLC, and Cedar Shopping Centers, Inc.

         F. The term "Indemnitors" shall mean Borrower and Guarantor.

         G. The term "Indemnified Party" shall mean: (i) Agent and each of the Lenders; (ii) all those claiming by, through or under Agent or any Lender, including any subsequent holder of the Loan and any present or future owner of a participation interest therein; (iii) any subsequent owner or tenant of all or any portion of the Property following the exercise by Agent of its rights under the Loan Agreement, the Guaranty, the Mortgage, the Assignment of Leases and Rents or the other Loan Documents, including, but not limited to, a foreclosure sale or deed in lieu thereof; and (iv) as to each of the foregoing, their respective affiliate, parent and subsidiary corporations, and, as applicable, the respective officers, directors, stockholders, agents, employees, accountants and attorneys of any one or more of them, and any person, firm or entity which controls, is controlled by, controlling, or under common control with, any one or more of them.

         H. The term "Environmental Enforcement Action" shall mean all actions, orders, requirements or liens instituted, threatened in writing, required, completed, imposed or placed by any governmental authority and all claims made or threatened in writing by any other person against or with respect to the Property, or any present or past owner or occupant thereof, arising out of or in connection with any of the Environmental Legal Requirements, any environmental condition, or the assessment, monitoring, clean-up, containment, remediation or removal of, or damages caused or alleged to be caused by, any Hazardous Materials (i) located on or under the Property, or (ii) emanating from the Property.

         I. The terms "generated," "stored," "transported," "utilized," "disposed," "managed," "released" and "threat of release," and all conjugates thereof, shall have the meanings and definitions set forth in the Environmental Legal Requirements.

         J. The term "Environmental Reports" shall mean those written reports with respect to environmental matters affecting the Property furnished to the Agent prior to the execution of this Agreement.

         FOR VALUE RECEIVED, and to induce Agent and the Lenders to grant the Loan and extend credit to the Borrower as provided for in the Loan Agreement and the other Loan Documents, Indemnitors hereby unconditionally agree as follows:

1. Compliance with Environmental Legal Requirements.

                  1.1 Compliance. Until the full satisfaction of the Borrower's Obligations, and full satisfaction of the Guaranteed Obligations (as defined in the Guaranty executed by the Guarantor), as applicable, the Indemnitors hereby guaranty that the Indemnitors shall comply in all materials respects with all Environmental Legal Requirements applicable to the Property, and that the Indemnitors shall take all remedial action necessary to avoid any liability of the Indemnitors or any Indemnified Party, or any subsequent owner of the Property, and to avoid the imposition of, or to discharge (by payment, bonding, or otherwise), any liens on the Property, as a result of any failure to comply with Environmental Legal Requirements applicable to the Property.


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                  1.2 Prohibitions. Without limitation upon the generality of foregoing, Indemnitors and each of them agree that they:

                           (a) shall not release or permit any release of any
                  Hazardous Materials on the Property;

                           (b) shall not generate or permit any Hazardous
                  Materials to be generated on the Property;

                           (c) shall not except in strict compliance with all
                  Environmental Legal Requirements, store, or utilize, or permit any Hazardous Materials to be stored or utilized on the Property;

                           (d) shall not dispose of or permit any Hazardous
                  Materials to be disposed of on the Property;

                           (e) shall not fail to operate, maintain, repair and
                  use the Property in accordance with all Environmental Legal Requirements; or

                           (f) shall use commercially reasonable efforts not to
                  allow, permit or suffer any other person or entity to operate, maintain, repair and use the Property except in accordance with Environmental Legal Requirements.

2. Notice of Conditions. Indemnitors shall provide Agent with prompt written notice, but in no event later than ten (10) Business Days after obtaining any actual knowledge or actual notice thereof, of any of the following conditions: (i) the presence, or any release or threat of release, of any Hazardous Materials on, under or from the Property, whether or not caused by any of the Indemnitors; (ii) any Environmental Enforcement Action instituted or threatened with respect to the Property; or (iii) any condition or occurrence on the Property that may constitute a violation of any of the Environmental Legal Requirements with respect to the Property.

3.       Indemnitors' Agreement to take Remedial Actions.

                  3.1 Remedial Actions. Upon any of the Indemnitors becoming aware of the violation of any Environmental Legal Requirement related to the Property, or the presence, or any release or any threat of release, of any Hazardous Materials on, under, or from the Property, whether or not caused by any of the Indemnitors, Indemnitors shall, subject to the rights to contest set forth in Section 6, immediately take all actions to cure or eliminate any such violation of any such Environmental Legal Requirement and, where required by any such Environmental Legal Requirement, to arrange for the assessment, monitoring, clean-up, containment, removal, remediation, or restoration of the Property.

                  3.2 Security For Costs. If the potential costs associated with the actions required in Section 3.1, the release of any lien against the Property, and the release or other satisfaction of the liability, if any, of any of the Indemnitors with respect to the Property arising under or related to any of the Environmental Legal Requirements or any Environmental Enforcement Action are determined by Agent, in good faith, to exceed $500,000.00, Agent shall have the right to require the Indemnitors to provide, and the Indemnitors shall provide, within thirty (30) days after written request therefor, a bond, letter of credit or other similar financial assurance, in form and substance satisfactory to Agent, in its good faith judgment, evidencing to

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         Agent's reasonable satisfaction that the necessary financial resources will be unconditionally available to pay for all of the foregoing.

                  3.3 Environmental Assessments. Agent shall have the right to require the Indemnitors, at their own cost and expense, to obtain a professional environmental assessment of the Property in accordance with Agent's then standard environmental assessment requirements and sufficient in scope to comply with the requirements of Section 4 upon the occurrence of any one or more of the following events: (i) an Event of Default, or (ii) upon receipt of any notice of any of the conditions specified in Section 2 of this Agreement.

4.       Agent's Rights to Inspect the Property and Take Remedial Actions.

                  4.1 Agent's Rights. So long as any of the Loan Documents shall remain in force and effect, Agent shall have the right, but not the obligation, through such representatives or independent contractors as it may designate, to enter upon the Property, at reasonable times and upon reasonable notice to the Indemnitors and subject to the rights of any tenants at the Property, and to expend funds to:

                           4.1.1 Assessments. Cause one (1) or more
                  environmental assessments of the Property to be undertaken, if Agent in its reasonable discretion determines that any of the conditions set forth in Section 2 exists. Such environmental assessments may include, without limitation, (i) detailed visual inspections of the Property, including without limitation all storage areas, storage tanks, drains, drywells and leaching areas; (ii) the taking of soils and surface and sub-surface water samples; (iii) the performance of soils and ground water analysis; and (iv) the performance of such other investigations or analysis as are reasonably necessary and consistent with sound professional environmental engineering practice in order for Agent to obtain a complete assessment of the compliance of the Property and the use thereof with all Environmental Legal Requirements and to make a determination as to whether or not any of the conditions set forth in
                  Section 2 exists;

                           4.1.2 Cure. Cure any breach of the representations,
                  warranties, covenants and conditions made by or imposed upon Indemnitors under this Agreement including without limitation any violation by any of Indemnitors, or by the Property, or by any other occupant, prior occupant or prior owner thereof, of any of the Environmental Legal Requirements applicable to the Property;

                           4.1.3 Prevention and Precaution. Take all actions as
                  are necessary to (i) prevent the migration of Hazardous Materials on, under, or from the Property to any other property; (ii) clean-up, contain, remediate or remove any Hazardous Materials on, under, or from any other property which Hazardous Materials originated on, under, or from the Property; or (iii) prevent the migration of any Hazardous Materials on, under, or from any other property to the Property;

                           4.1.4 Environmental Enforcement Actions. Comply with,
                  settle, or otherwise satisfy any Environmental Enforcement Action including, but not limited to, the payment of any funds or penalties imposed by any governmental authority and the payment of all amounts required to remove any lien or threat of lien on or affecting the Property; provided, however, that the Agent shall not be permitted to take any such action so long as (i) the Borrower, or any other Indemnitor, is

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                  exercising its rights under Section 6 of this Agreement, and
                  (ii) no Event of Default has occurred and is continuing; and

                           4.1.5 General. Comply with, settle, or otherwise
                  satisfy any Environmental Legal Requirement and correct or abate any environmental condition on, or which threatens, the Property and which could cause damage or injury to the Property or to any person; provided, however, that the Agent shall not be permitted to take any such action so long as (i) the Borrower, or any other Indemnitor, is exercising its rights under Section 6 of this Agreement, and (ii) no Event of Default has occurred and is continuing.

                  4.2 Recovery of Costs. Any amounts paid or advanced by Agent or any Lender and all costs and expenditures incurred in connection with any action taken pursuant to the terms of this Agreement, including but not limited to reasonable environmental consultants' and experts' fees and expenses, reasonable attorneys' fees and expenses, court costs and all costs of assessment monitoring clean-up, containment, remediation, removal and restoration, with interest thereon at the Default Rate, shall be a demand obligation of Indemnitors to Agent and, to the extent not prohibited by law, and so long as the Borrower's Obligations and the Guaranteed Obligations are outstanding, shall be added to the obligations secured by the Mortgage when paid by Agent or any Lender and shall be secured by the lien of the Mortgage and the other Security Documents as fully and as effectively and with the same priority as every other obligation secured thereby.

                  4.3 Agent and the Lenders Not Responsible. The exercise by Agent or any Lender of any one or more of the rights and remedies set forth in this Section 4 shall not operate or be deemed (a) to place upon Agent or any Lender any responsibility for the operation, control, care, service, management, maintenance or repair of the Property, or
         (b) make Agent or any Lender the "owner" or "operator" of the Property or a "responsible party" within the meaning of any of the Environmental Legal Requirements.

                  4.4 Agent's and the Lenders' Subrogation. Furthermore, Agent and/or any Lender by making any such payment or incurring any such costs shall be subrogated to all rights of each of Indemnitors or any other occupant of the Property to seek reimbursement from any other person including, without limitation, any predecessor, owner or occupant of the Property who may be a "responsible party" under any of the Environmental Legal Requirements in connection with the presence of Hazardous Materials on or under or which emanated from, the Property.

                  4.5 Agent/Lender May Stop. Without limiting the generality of the other provisions of this Agreement, any partial exercise by Agent or any Lender of any one or more the rights and remedies set forth in this Section 4 including, without limitation, any partial undertaking on the part of Agent or any Lender to cure any failure by any of the Indemnitors, or of the Property, or any other occupant, prior occupant or prior owner thereof, to comply with any of the Environmental Legal Requirements shall not obligate Agent or any Lender to complete such actions taken or require Agent or any Lender to expend further sums to cure such non-compliance.

5. Indemnification. At all times, both before and after the repayment of the Loan, Indemnitors hereby jointly and severally agree that they shall at their sole cost and expense indemnify, defend, exonerate, protect and save harmless each Indemnified Party against and from any and all damages, losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, judgment, suits, proceedings, costs, disbursements or expenses of any kind or nature whatsoever, including,

                                       -5-

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         without limitation, reasonable attorneys' and experts' fees and disbursements, which may at any time be imposed upon, incurred by or asserted or awarded against any Indemnified Party and arising from or out of:

                  5.1 Hazardous Materials. Any Hazardous Materials on, in, under, affecting or emanating from all or any portion of the Property on or before the date hereof, or which may hereafter affect all or any portion of the Property, whenever discovered;

                  5.2 Environmental Legal Requirements. The violation of any Environmental Legal Requirement by any Indemnitor, or with respect to the Property, existing on or before the date hereof or which may so exist in the future, whenever discovered;

                  5.3 Breach of Warranty, Representation or Covenant. Any breach of warranty or representation or covenant made by any Indemnitor under or pursuant to this Agreement; and

                  5.4 General. The enforcement of this Agreement or the assertion by any Indemnitor of any defense to the obligations of any Indemnitor hereunder, whether any of such matters arise before or after foreclosure of the Mortgage or other taking of title to or possession of all or any portion of the Property by Agent or any other Indemnified Party, and specifically including therein, without limitation, the following: (i) costs incurred for any of the matters set forth in
         Section 4 of this Agreement; and (ii) costs and expenses incurred in ascertaining the existence or extent of any asserted violation of any Environmental Legal Requirements relating to the Property and any remedial action taken on account thereof including, without limitation, the reasonable costs, fees and expenses of engineers, geologists, chemists, other scientists, attorneys, surveyors, and other professionals, or testing and analyses performed in connection therewith.

                  5.5 Limitation. Notwithstanding the foregoing provisions of this Section 5, the obligation of the Indemnitors to indemnify, defend, exonerate, protect and save harmless each Indemnified Party, as more particularly set forth herein, shall not be applicable to any damages, losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, judgments, suits, proceedings, costs, disbursements or expenses of any kind which are a direct result of the willful misconduct or gross negligence of any Indemnified Party.

6. Right to Contest. Borrower, or any other Indemnitor, may contest in good faith any claim, demand, levy or assessment under any Environmental Legal Requirements, including, but not limited to, any claim with respect to Hazardous Materials, by any person or entity if:

                  6.1 Material Question In Good Faith. The contest is based upon a material question of law or fact raised by Borrower or such other Indemnitor in good faith;

                  6.2 Diligent Pursuit. Borrower or such other Indemnitor properly commences and thereafter diligently pursues the contest;

                  6.3 No Impairment. The contest will not materially impair the taking of any required remedial action with respect to such claim, demand, levy or assessment;

                  6.4 Adequate Resources. Borrower, or such other Indemnitor, demonstrates to Agent's reasonable satisfaction that Borrower, or such other Indemnitor, has the financial capability to undertake and pay for such contest and any remedial action then or thereafter necessary;

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                  6.5 Resolve By Maturity. There is no reason to believe that the contest will not be resolved prior to the Maturity of the Loan; and

                  6.6 No Event Of Default. No Event of Default exists under the Loan Documents.

7. Waivers. Until the full satisfaction of the Borrower's Obligations and full satisfaction of the Guaranteed Obligations, Indemnitors each hereby waive and relinquish to the fullest extent now or hereafter not prohibited by applicable law:

                  7.1 Suretyship Defenses. All suretyship defenses and defenses in the nature thereof;

                  7.2 Marshalling. Any right or claim of right to cause a marshalling of any Indemnitor's assets or to cause Agent to proceed against any of the Collateral for the Loan before proceeding under this Agreement against any Indemnitor, or to require Agent to proceed against Indemnitors in any particular order;

                  7.3 Contribution. All rights and remedies against any other Indemnitor, including, but not limited to, any rights of subrogation, contribution, reimbursement, exoneration or indemnification pursuant to any express or implied agreement, or now or hereafter accorded by applicable law to indemnitors, guarantors, sureties or accommodation parties; provided, however, unless Agent otherwise expressly agrees in writing, such waiver by any particular Indemnitor shall not be effective to the extent that by virtue thereof such Indemnitor's liability under this Indemnity Agreement or under any other Loan Document is rendered invalid, voidable, or unenforceable under any applicable state or federal law dealing with the recovery or avoidance of so-called preferences or fraudulent transfers or conveyances or otherwise;

                  7.4 Notice. Notice of the acceptance hereof, presentment, demand for payment, protest, notice of protest, or any and all notice of nonpayment, nonperformance, nonobservance or default or other proof or notice of demand whereby to charge Indemnitors therefor;

                  7.5 Statute of Limitations. The pleading of any statute of limitations as a defense to such Indemnitor's obligations hereunder; and

                  7.6 Jury Trial. The right to a trial by jury in any matter related to this Environmental Indemnity.

         EACH INDEMNITOR, AGENT AND THE LENDERS HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTIES; THIS WAIVER BEING A MATERIAL INDUCEMENT FOR AGENT AND THE LENDERS TO ACCEPT THIS AGREEMENT AND TO MAKE THE LOAN;


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8.       Cumulative Rights. Agent's rights under this Agreement shall be in addition to and not in limitation of all of the rights and remedies of Agent under the other Loan Documents. All rights and remedies of Agent shall be cumulative and may be exercised in such manner and combination as Agent may determine.

9. No Impairment. The liability of Indemnitors hereunder shall in no way be limited or impaired by, and each Indemnitor hereby assents to and agrees to be bound by, any amendment or modification of the provisions of the Loan Documents to or with Agent and the Lenders by Borrower or any Indemnitor or any person who succeeds Borrower as owner of the Property. In addition, the liability of Indemnitors under this Agreement shall in no way be limited or impaired by:

                  9.1 Extensions. Any extensions of time for performance required by any of the Loan Documents;

                  9.2 Amendments. Any amendment to or modification of any of the Loan Documents;

                  9.3 Transfer. Any sale or assignment of the Loan, or any sale, assignment or foreclosure of the Mortgage, or any sale or transfer of all or part of the Property;

                  9.4 Exculpatory Language. Any exculpatory, or nonrecourse, or limited recourse, provision in any of the Loan Documents limiting Agent's or any Lenders' recourse to the Property encumbered by the Mortgage or to any other property or limiting Agent's or any Lenders' rights to a deficiency judgment against Borrower or any other party;

                  9.5 Inaccuracies. The accuracy or inaccuracy of any of the representations or warranties made by or on behalf of any Indemnitor under the Loan Documents or otherwise;

                  9.6 Release. The release of any Indemnitor, or of any other person or entity, from performance or observance of any of the agreements, covenants, terms or conditions contained in this Agreement or any of the other Loan Documents by operation of law, Agent's or any Lenders' voluntary act, or otherwise;

                  9.7 Bankruptcy or Reorganization. The filing of any bankruptcy or reorganization proceeding by or against any Indemnitor, any general partner or owner of any Indemnitor, or any subsequent owner of the Property;

                  9.8 Substitution. The release or substitution in whole or part of any collateral or security for the Loan;

                  9.9 Failure To Perfect. Agent's failure to record the Mortgage or file any UCC financing statements (or Agent's improper recording or filing of any thereof) or to otherwise perfect, protect, secure, or insure any security interest or lien given as security for the Loan; or

                  9.10 Invalidity. The invalidity or unenforceability of all or any portion of any of the Loan Documents as to any Indemnitor or to any other person or entity.

Any of the foregoing may be accomplished with or without notice to Borrower or any Indemnitor (except as otherwise required pursuant to the terms and conditions of the Loan Agreement) or with or without consideration.

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10.      Delay Not Waiver. No delay on Agent's part in exercising any right, power or privilege hereunder or under any of the Loan Documents shall operate as a waiver of any such privilege, power or right. No waiver by Agent in any instance shall constitute a waiver in any other instance.

11. Warranties and Representations. The Indemnitors each represent and warrant to Agent, the same to be true as of the date hereof and throughout the period that any of the Loan Documents shall remain in force and effect, that, except as set forth in the Environmental Reports, and except as may be further updated in accordance with the terms and conditions of Section 6.22 of the Loan Agreement:

                  11.1 No Hazardous Materials at Property. No Hazardous Materials have been or are currently generated, stored, transported, utilized, disposed of, managed, released or located on, under or from the Property, whether or not in reportable quantities, or in any manner introduced onto the Property including without limitation any septic, sewage or other waste disposal systems servicing the Property;

                  11.2 No Violations Claimed Re Property or Indemnitors. None of the Indemnitors has received any notice from the Pennsylvania Department of Environmental Protection, the United States Environmental Protection Agency or any other governmental authority claiming that (i) the Property or any use thereof violates any of the Environmental Legal Requirements or (ii) any of the Indemnitors or any of their respective employees or agents have violated any of the Environmental Legal Requirements with respect to the Property or any Surrounding Property;

                  11.3 No Liability to Governmental Authorities. None of the Indemnitors has incurred any liability to the Commonwealth of Pennsylvania or the City/Town of Sandy Township, the United States of America or any other governmental authority under any of the Environmental Legal Requirements;

                  11.4 No Lien on Property. No lien against the Property has arisen under or related to any of the Environmental Legal Requirements;

                  11.5 No Enforcement Actions. There are no Environmental Enforcement Actions pending, or to the best of the Indemnitors' information, knowledge and belief after due inquiry, threatened in writing;

                  11.6 No Knowledge of Hazardous Materials at Surrounding Property. None of the Indemnitors has any knowledge, after due inquiry, that any Hazardous Materials have been or are currently generated, stored, transported, utilized, disposed of, managed, released or located on, under or from the Surrounding Property in violation of or allegedly in violation of any of the Environmental Legal Requirements;

                  11.7 No Knowledge of Violations Re Surrounding Property. None of the Indemnitors has any knowledge, after due inquiry, of any action or order instituted or threatened by any person or governmental authority arising out of or in connection with the Environmental Legal Requirements involving the assessment, monitoring, cleanup, containment, remediation or removal of or damages caused or alleged to be caused by any Hazardous Materials generated, stored, transported, utilized, disposed of, managed, released or located on, under or from any Surrounding Property;

                  11.8 No Underground Storage Tanks. There are no underground storage tanks on or under the Property;

                  11.9 No Dangerous Conditions. No environmental condition exists on the Property which could cause any damage or injury to the Property or to any person;

                  11.10 Valid and Binding. This Agreement constitutes the legal, valid and binding obligation of each of the Indemnitors in accordance with the respective terms hereof, subject to bankruptcy, insolvency and similar laws of general application affecting the rights and remedies of creditors, and with respect to the availability of the remedy of specific enforcement subject to the discretion of the court before which proceedings therefor may be brought;

                  11.11 Entity Matters. That each Indemnitor is a duly organized validly existing entity in good standing under the laws of its organization and has all requisite power and authority to conduct its business and to own its properties as now conducted or owned;

                  11.12 No Violations. To the knowledge of the Indemnitors, the performance of the obligations evidenced hereby will not constitute a violation of any law, order, regulation, contract, organizational document or agreement to which the Indemnitors or any of them is a party or by which any one or more of them or their property is or may be bound;

                  11.13 No Litigation. There is no material litigation or administrative proceeding now pending or threatened against the Indemnitors or any of them which if adversely decided could materially impair the ability of any one or more of the Indemnitors to pay or perform their respective obligations hereunder;

                  11.14 Material Economic Benefit. The granting of the Loan to Borrower will constitute a material economic benefit to each Indemnitor.

12. Multiple Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original. Each of the counterparts shall constitute but one in the same instrument and shall be binding upon each of the parties individually as fully and completely as if all had signed but one instrument so that the joint and several liability of each of the Indemnitors hereunder shall be unaffected by the failure of any of the undersigned to execute any or all of said counterparts.

13. Notices. Any notice or other communication in connection with this Agreement shall be in writing and (i) deposited in the United States mail, postage prepaid, by registered or certified mail, or (ii) hand delivered by any commercially recognized courier service or overnight delivery service, such as Federal Express, or (iii) sent by facsimile transmission if a FAX Number in designated below, addressed as follows:

                  If to the Indemnitors:

                  Cedar Shopping Centers, Inc.
                  Cedar Shopping Centers Partnership, L.P.
                  Cedar Dubois, LLC
                  44 South Bayles Avenue
                  Port Washington, New York 11050
                  Attention: Leo S. Ullman
                  FAX No.: (516) 767-6497

                  And

                  Attention: Thomas J. O'Keeffe

         with copies by regular mail or such hand delivery or facsimile transmission to:

                  Stroock & Stroock & Lavan LLP
                  180 Maiden Lane
                  New York, New York 10038-4982
                  Attention: Mark A. Levy, Esq.
                  FAX No.: (212) 806-6006

                  If to Agent:

                  Fleet National Bank
                  100 Federal Street
                  Boston, Massachusetts
                  Attention: James L. Keough, Director
                  FAX No.: (617) 434-6384

         with copies by regular mail or such hand delivery or facsimile transmission to:

                  Riemer & Braunstein LLP
                  Three Center Plaza
                  Boston, Massachusetts
                  Attention: Kevin J. Lyons, Esq.
                  FAX No.: (617) 880-3456

Any such addressee may change its address for such notices to any other address in the United States as such addressee shall have specified by written notice given as set forth above.

         All periods of notice shall be measured from the deemed date of delivery. A notice shall be deemed to have been given, delivered and received upon the earliest of: (i) if sent by such certified or registered mail, on the third Business Day following the date of postmark; or (ii) if hand delivered by such courier or overnight delivery service, when so delivered or tendered for delivery during customary business hours on a Business Day at the specified address; or (iii) if so mailed, on the date of actual receipt (or tender of delivery) as evidenced by the return receipt; or (iv) if so delivered, upon actual receipt, or (v) if facsimile transmission is a permitted means of giving notice, upon receipt as evidenced by confirmation.

14. No Oral Change. No provision of this Agreement may be changed, waived, discharged, or terminated orally by telephone or by any other means except by an instrument in writing signed by the party against whom enforcement of the change, waiver or discharge or termination is sought.

15. Parties Bound; Benefit. This Agreement shall be binding upon the Indemnitors and their respective successors, assigns, heirs and personal representatives and shall be for the benefit of Agent and the Lenders, and of any subsequent holder of the Loan and of any owner of a participation interest therein. In the event the Loan is sold or transferred, then the liability of the Indemnitors to Agent and the Lenders shall then be in favor of both Agent and the Lenders originally named herein and each subsequent holder of the Loan and any of interest therein.

16. Joint and Several. The obligations of each of the Indemnitors and their respective successors, assigns, heirs and personal representatives shall be joint and several.

17. Partial Invalidity. Each of the provisions hereof shall be enforceable against each Indemnitor to the fullest extent now or hereafter permitted by law. The invalidity or unenforceability of any provision hereof shall not limit the validity or enforceability of each other provision hereof.

18. Governing Law and Consent to Jurisdiction. This Agreement and the rights and obligations of the parties hereunder shall in all respects be governed by and construed and enforced in accordance with the laws of the Commonwealth of Massachusetts without giving effect to Massachusetts principles of conflicts of law, except to the extent that reference is made herein to other Loan Documents which are governed by the laws of the Commonwealth of Pennsylvania, and insofar as Environmental Legal Requirements are concerned, in accordance with applicable federal law and Pennsylvania law as well, and except insofar as formation of the parties hereunder under the law of the jurisdiction of the formation of the parties hereunder requires such law of the jurisdiction of the formation of the parties hereunder to apply with respect to matters of authorization to enter into the transaction contemplated by this Agreement. Notwithstanding the foregoing, for the purpose of defining Hazardous Materials and for the purpose of determining the nature and extent of Environmental Legal Requirements applicable to the Property, applicable federal law and applicable law of the Commonwealth of Pennsylvania shall govern and the internal laws of the Commonwealth of Massachusetts shall have no effect for the purposes of defining such terms. The parties further agree that Agent may enforce its rights under this Agreement and the other Loan Documents including, but not limited to, the rights to sue any Indemnitor in accordance with applicable law. The Indemnitors hereby irrevocably submit to the nonexclusive jurisdiction of any Massachusetts State Court or any Federal Court sitting in Massachusetts over any suit, action or proceeding arising out of or relating to this Agreement.

19. Survival. The provisions of this Agreement shall continue in effect and shall survive (among other events) any payment and satisfaction of the Loan and the Obligations, any termination or discharge of the Mortgage granted to the Agent on the Property, foreclosure, a deed-in-lieu transaction, or release of the Property.

             [The balance of this page is intentionally left blank]

         Witness the execution and delivery hereof as an instrument under seal as of the ____ day of March, 2004.

         INDEMNITORS:             CEDAR SHOPPING CENTERS, INC.



                                  By:    _______________________________
                                  Name:  _______________________________
                                  Title: _______________________________


                                  CEDAR SHOPPING CENTERS PARTNERSHIP, L.P.

                                  By:   Cedar Shopping Centers, Inc.



                                        By:   _______________________________
                                        Name: _______________________________
                                        Title:_______________________________


                                  CEDAR DUBOIS, LLC


                                  By:   _______________________________
                                  Name: _______________________________
                                  Title:_______________________________